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                                                                    Exhibit 10.2


                           KANBAY INTERNATIONAL, INC.
                              STOCK INCENTIVE PLAN

                            (As Amended And Restated)

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                 KANBAY INTERNATIONAL, INC. STOCK INCENTIVE PLAN
                            (As Amended and Restated)

                                TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
Article 1.    Establishment, Objectives and Duration                                    1
Article 2.    Definitions                                                               1
Article 3.    Administration                                                            6
Article 4.    Shares Subject to the Plan and Maximum Awards                             7
Article 5.    Eligibility and Participation                                             8
Article 6.    Stock Options                                                             8
Article 7.    Stock Appreciation Rights                                                11
Article 8.    Restricted Stock and Restricted Stock Units                              12
Article 9.    Performance Shares                                                       13
Article 10.   Performance Measures                                                     14
Article 11.   Beneficiary Designation                                                  15
Article 12.   Deferrals                                                                15
Article 13.   Rights of Participants                                                   15
Article 14.   Change in Control                                                        16
Article 15.   Amendment, Modification and Termination                                  16
Article 16.   Nontransferability of Awards                                             17
Article 17.   Withholding                                                              17
Article 18.   Indemnification                                                          18
Article 19.   Successors                                                               18
Article 20.   Breach of Restrictive Covenants                                          18
Article 21.   Legal Construction                                                       19

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                 KANBAY INTERNATIONAL, INC. STOCK INCENTIVE PLAN
                            (As Amended and Restated)

ARTICLE 1.  ESTABLISHMENT, OBJECTIVES AND DURATION

     1.1 ESTABLISHMENT OF THE PLAN. Kanbay International, Inc., a Delaware corporation, hereby amends and restates the Kanbay International, Inc. 2000 Stock Option Plan in the form of this Kanbay International, Inc. Stock Incentive Plan, As Amended and Restated (the "Plan"), as set forth in this document. Capitalized terms used but not otherwise defined herein will have the meanings given to them in Article 2. The Plan permits the grant of Nonstatutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Shares. In addition, the Plan provides the opportunity for the deferral of the payment of salary, bonuses and other forms of incentive compensation.

     Subject to the approval of the Company's stockholders, the Plan, as amended and restated herein, will become effective upon the closing of the Company's initial offering of Shares to the public, and will remain in effect as provided in Section 1.3 hereof.

     1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company's objectives and that link the interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; to promote teamwork among Participants; and to give the Company a significant advantage in attracting and retaining officers, key employees and directors.

     The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company's success, and to allow Participants to share in the success of the Company.

     1.3 DURATION OF THE PLAN. This amendment and restatement of the Plan will commence on the Effective Date, as described in Article 2, and will remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 15, until all Shares subject to it pursuant to
Article 4 have been issued or transferred according to the Plan's provisions. In no event may an Award be granted under the Plan on or after the tenth annual anniversary of the Effective Date.

ARTICLE 2.  DEFINITIONS

     Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

     "AFFILIATES" means any corporation that is a Parent or Subsidiary of the Company.

     "AWARD" means, individually or collectively, a grant under this Plan to a Participant of Nonstatutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Performance Shares.

     "AWARD AGREEMENT" means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to

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the Participant or the terms and provisions applicable to an election to defer compensation under Section 8.2, including an "Option Agreement," as defined in the Prior Plan.

     "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     "CAUSE" shall have the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Company or an Affiliate. If there is no employment, consulting, or other written agreement between the Participant and the Company or an Affiliate, or if such agreement does not define "Cause," then "Cause" shall have the meaning specified by the Committee in connection with the grant of any Award; provided, that if the Committee does not so specify, "Cause" shall mean the Participant's:

     (a) willful neglect of or continued failure to substantially perform, in any material respect, his or her duties (as assigned to the Participant from time to time) or obligations (including a violation of policy) to the Company or an Affiliate other than any such failure resulting from his or her incapacity due to physical or mental illness;

     (b) commission of a willful act (including, without limitation, a dishonest or fraudulent act) or a grossly negligent act, or the willful or grossly negligent omission to act that is intended to cause, causes or is reasonably likely to cause material harm to the Company or an Affiliate, monetarily, reputationally or otherwise;

     (c) commission or conviction of, or plea of NOLO CONTENDERE to, any felony or any crime or offense involving dishonesty or fraud or that is significantly injurious to the Company or an Affiliate, monetarily, reputationally or otherwise; or

     (d) abuse of illegal drugs or other controlled substances or habitual intoxication.

Unless otherwise defined in the Participant's employment or other agreement, an act or omission is "willful" for this purpose if it was knowingly done, or knowingly omitted to be done, by the Participant not in good faith and without reasonable belief that the act or omission was in the best interest of the Company. The Committee has the discretion to determine, in good faith, from all the facts and circumstances reasonably available to it, whether a Participant who is under investigation for, or has been charged with, a crime will be deemed to have committed it for purposes of this Plan.

     "CHANGE IN CONTROL" means the occurrence of any one or more of the following:

     (a) Any "person" (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), including a "group" (as defined in Section 13(d)(3) of the Exchange Act), other than (i) the Company, (ii) any wholly-owned subsidiary of the Company, or (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company having fifty percent (50%) or more of the combined voting power of the then-outstanding securities of the Company that may be cast for the election of directors of the

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            Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business) (the "Company Voting Securities"); provided, however, that the event described in this paragraph (a) shall not be deemed to be a Change in Control by virtue of any underwriter temporarily holding securities pursuant to an offering of such securities;

     (b) During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the stockholders of the Company, of each new director of the Company during such period was approved by a vote of at least two-thirds of the Incumbent Directors then still in office;

     (c) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of all or substantially all of the assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then-outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction is held in the aggregate by the holders of the securities of the Company entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

     (d) The stockholders of the Company approve a plan of complete liquidation of the Company.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than fifty percent (50%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, however, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control transaction shall then occur.

     Further notwithstanding the foregoing, unless a majority of the Incumbent Directors determines otherwise, no Change in Control shall be deemed to have occurred with respect to a particular Participant if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an officer, employee or director of the Company or an Affiliate.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COMMITTEE" shall mean the Compensation Committee of the Board of Directors; provided, however, that the Committee shall at all times consist of at least two directors who are "outside directors" within the meaning of Code
Section 162(m), "independent directors" within the meaning of the NASDAQ marketplace rules, and "nonemployee directors" within the meaning of Exchange Act Rule 16b-3.

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     "COMPANY" means Kanbay International, Inc., a Delaware corporation, and any successor thereto as provided in Article 19.

     "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render services to such entity and who is not a Director or an Employee.

     "DIRECTOR" means any individual who is a member of the Board of Directors.

     "DISABILITY" shall have the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Company or an Affiliate. If there is no employment, consulting, or other written agreement between the Participant and the Company or an Affiliate, or if such agreement does not define "Disability," then "Disability" shall mean (a) long-term disability as defined under the long-term disability plan of the Company or an Affiliate that covers that individual, (b) if the individual is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the Social Security Act, or
(c) if the Participant is not covered by a long-term disability plan or the U.S. Social Security Act, the Committee shall determine whether the Participant has incurred a Disability, in its sole discretion. Notwithstanding the foregoing, for purposes of determining the period of time after termination of Service during which a Participant may exercise an ISO, "Disability" will have the meaning set forth in Code Section 22(e)(3), which is, generally, that the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of at least twelve months.

     "EFFECTIVE DATE" means the closing date of the Company's initial offering of Shares to the public.

     "EMPLOYEE" means any person employed by the Company or an Affiliate in a common law employee-employer relationship. A Service Provider shall not cease to be an Employee for purposes of this Plan in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or among the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the one hundred and eighty-first (181st) day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     "EXERCISE PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

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     "FAIR MARKET VALUE" means:

     (a) the average of the high and low trading prices of the Shares on the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, on any other national securities exchange on which the Shares are traded, or, if the Shares are not traded on any other exchange and are regularly quoted on the NASDAQ National Market System, on the NASDAQ National Market System if the Shares are admitted for quotation thereon; or

     (b) if the Shares are not traded on any exchange or regularly quoted on the NASDAQ National Market System, the mean between the closing bid and asked prices of the Shares in the over-the-counter market; or

     (c) if those bid and asked prices are not available, then the fair market value as reported by any nationally recognized quotation service selected by the Committee or as determined by the Committee.

     "FREESTANDING SAR" means a SAR that is granted independently of any Options, as described in Article 7.

     "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

     "NONSTATUTORY STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 that is not intended to meet the requirements of Code
Section 422.

     "OPTION" means an Incentive Stock Option or a Nonstatutory Stock Option, as described in Article 6.

     "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Code Section 424(e).

     "PARTICIPANT" means an Employee, Consultant or Director who the Committee has selected to participate in the Plan pursuant to Section 5.2 and who has an Award outstanding under the Plan, including a "Service Provider," as defined in the Prior Plan.

     "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m) and any regulations promulgated thereunder.

     "PERFORMANCE PERIOD" means the time period during which performance objectives must be met in order for a Participant to earn Performance Shares granted under Article 9.

     "PERFORMANCE SHARE" means an Award of Shares with an initial value equal to the Fair Market Value of a Share on the date of grant which is based on the Participant's attainment of certain performance objectives specified in the Award Agreement, as described in Article 9.

     "PLAN" means the Kanbay International, Inc. Stock Incentive Plan, as set forth in this document, and as amended from time to time.

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     "PRIOR PLAN" means the Kanbay International, Inc. 2000 Stock Option Plan, as heretofore amended, and as amended and restated herein.

     "1998 PLAN" means the Kanbay LLC 1998 Non-Qualified Unit Option Plan, as heretofore amended.

     "RESTRICTION PERIOD" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee, in its sole discretion) or the Restricted Stock is not vested.

     "RESTRICTED STOCK" means a contingent grant of Shares awarded to a Participant pursuant to Article 8. The Shares awarded to the Participant will vest over the Restricted Period and according to the time-based or performance-based criteria, specified in the Award Agreement.

     "RESTRICTED STOCK UNIT" or "RSU" means a notional account established pursuant to an Award granted to a Participant, as described in Article 8, that is (a) valued solely by reference to Shares, (b) subject to restrictions specified in the Award Agreement, and (c) payable only in Shares. The RSUs awarded to the Participant will vest according to the time-based or performance-based criteria specified in the Award Agreement.

     "SERVICE" means the provision of services to the Company or its Affiliates in the capacity of (i) an Employee, (ii) a Director, or (iii) a Consultant.

     "SERVICE PROVIDER" means an Employee, Director or Consultant.

     "SHARES" means the shares of common stock, $0.001 par value, of the Company.

     "STOCK APPRECIATION RIGHT" or "SAR" means an Award of the contingent right to receive Shares or cash, as specified in the Award Agreement, in the future, based on the value, or the appreciation in the value, of Shares, pursuant to the terms of Article 7. SARs may be granted alone or in connection with a related Option.

     "SUBSIDIARY" means a "subsidiary corporation", whether now or hereafter existing, as defined in Code Section 424(f).

     "TANDEM SAR" means a SAR that is granted in connection with a related Option pursuant to Article 7, the exercise of which requires forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR will similarly be canceled).

ARTICLE 3.  ADMINISTRATION

     3.1 THE COMMITTEE. The Plan will be administered by the Committee, or by any other committee appointed by the Board, which committee (unless otherwise determined by the Board) will satisfy the "nonemployee director" requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act, the "independent director" requirements of the NASDAQ marketplace rules, and the "outside director" provisions of Code Section 162(m), or any successor regulations or provisions.

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     3.2    AUTHORITY OF THE COMMITTEE. Except as limited by law and subject to the provisions of this Plan, the Committee will have full power to: select Service Providers to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15) amend the terms and conditions of any outstanding Award to the extent they are within the discretion of the Committee as provided in the Plan. Further, the Committee will make all other determinations that may be necessary or advisable to administer the Plan. As permitted by law and consistent with Section 3.1, the Committee may delegate some or all of its authority under the Plan, including to an officer of the Company to designate the Employees (other than such officer himself or herself) to receive Awards and to determine the number of Shares subject to the Awards such Employees will receive.

     3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including, without limitation, the Company, its Board of Directors, its stockholders, all Affiliates, Service Providers, Participants and their estates and beneficiaries.

ARTICLE 4.  SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

     4.1 NUMBER OF SHARES AVAILABLE FOR AWARDS. Subject to adjustment as provided below and in Sections 4.2 and 4.3, the maximum number of Shares that may be subject to Awards under the Plan will be 10,440,464, reduced by any Shares that are subject to Awards under the Plan or to awards under the 1998 Plan on or after the Effective Date, and increased by any Shares that are or become available for grants of Awards under the Plan and/or awards under the 1998 Plan on or after the Effective Date as a result of lapsed Awards or awards (as described in Section 4.2). On and after the Effective Date, any Shares that are or become available for grants of awards under the Prior Plan (prior to its amendment and restatement herein) will be subject to Awards under this Plan only, and no additional awards will be made under the Prior Plan.

     Notwithstanding the foregoing, the maximum number of Shares that may be issued or transferred to Participants as Incentive Stock Options is 1,000,000, and the maximum number of Shares that may be issued or transferred to Participants as Restricted Stock is 1,000,000. The maximum number of Shares and Share equivalent units that may be granted during any calendar year to any one Participant under all types of Awards available under the Plan is 500,000 (on an aggregate basis); the foregoing limit will apply whether the Awards are paid in Shares or in cash. All limits described in this Section 4.1 are subject to adjustment as provided in Section 4.3.

     4.2 LAPSED AWARDS. Any Shares (a) subject to an Award under the Plan or to an award under the 1998 Plan that are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant (or "Optionee" as defined in the 1998 Plan); or (b) delivered by attestation to, or withheld by, the Company in connection with the exercise of an Option awarded under the Plan or the 1998 Plan, or in payment of any required income tax withholding for the exercise of an Option or the vesting of Restricted Stock awarded under the Plan or the 1998 Plan, will thereafter be deemed to be available for Award.

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     4.3    ADJUSTMENTS IN AUTHORIZED SHARES.

     (a) If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of Shares is increased through the payment of a stock dividend, then the Committee will substitute for or add to each Share previously appropriated, later subject to, or which may become subject to, an Award, the number and kind of shares of stock or other securities into which each outstanding Share was changed, for which each such Share was exchanged, or to which each such Share is entitled, as the case may be. The Committee will also appropriately amend outstanding Awards as to price and other terms, to the extent necessary to reflect the events described above. If there is any other change in the number or kind of the outstanding Shares, of any stock or other securities into which the outstanding Shares have been changed, or for which they have been exchanged, the Committee may, in its sole discretion, appropriately adjust any Award already granted or which may be afterward granted.

     (b) Fractional Shares resulting from any adjustment in Awards pursuant to this section may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not that notice is given) will be effective and binding for all Plan purposes.

ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

     5.1 ELIGIBILITY. All Service Providers are eligible to participate in this Plan.

     5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee will, from time to time, select those Service Providers to whom Awards will be granted, and will determine the nature and amount of each Award.

ARTICLE 6.  STOCK OPTIONS

     6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Service Providers in the number, and upon the terms, and at any time and from time to time, as determined by the Committee.

     6.2 AWARD AGREEMENT. Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or vesting of the Option, and such other provisions as the Committee determines. The Award Agreement will also specify whether the Option is intended to be an ISO or an NQSO, and whether reload options will be granted.

     6.3 EXERCISE PRICE. The Exercise Price for each Share subject to an Option will be at least one hundred percent of the Fair Market Value on the date the Option is granted.

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     6.4    DURATION OF OPTIONS. Each Option will expire at the time determined by the Committee at the time of grant, but no later than the tenth anniversary of the date of its grant.

     6.5 DIVIDEND EQUIVALENTS. The Committee may, but will not be required to, grant payments in connection with Options that are equivalent to dividends declared and paid on the Shares underlying the Options. Such dividend equivalent payments may be made in cash or in Shares, upon such terms as the Committee, in its sole discretion, deems appropriate.

     6.6 EXERCISE OF OPTIONS. Options will be exercisable at such times and be subject to such restrictions and conditions as the Committee in each instance approves, which need not be the same for each Award or for each Participant.

     6.7 PAYMENT. The holder of an Option may exercise the Option only by delivering a written notice of exercise to the Company setting forth the number of Shares as to which the Option is to be exercised, together with full payment at the Exercise Price for the Shares and any withholding tax relating to the exercise of the Option.

     The Exercise Price and any related withholding taxes will be payable to the Company in full either: (a) in cash, or its equivalent, in United States dollars; (b) if permitted in the governing Award Agreement, by tendering (i) Shares acquired outside of the Plan and owned by the Participant for at least six months and duly endorsed for transfer to the Company, (ii) Shares issuable to the Participant upon exercise of the Option, or any (iii) combination of cash, certified or cashier's check and Shares described in this clause (b); or
(c) by any other means the Committee determines to be consistent with the Plan's purposes and applicable law. Cashless exercise must meet the requirements of the Federal Reserve Board's Regulation T and any applicable securities law restrictions. In a "cashless" exercise, the Participant notifies the Company or its designated administrator it will exercise, and the Company is instructed to deliver the Share issuable on exercise to a broker, who sells the Shares and holds back the exercise price (and, often, the federal and state withholdings). No more than the minimum required withholding may be satisfied by the tender of Shares.

     6.8 SPECIAL PROVISIONS FOR ISOS. Notwithstanding any other provision of this Article 6, the following special provisions shall apply to any Award of Incentive Stock Options:

     (a)    The Committee may award Incentive Stock Options only to Employees.

     (b) An Option will not constitute an Incentive Stock Option under this Plan to the extent it would cause the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable by the Participant for the first time during a calendar year (under all plans of the Company and its Affiliates) to exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

     (c) If the Employee to whom the Incentive Stock Option is granted is a Ten Percent Owner of the Company, then: (i) the Exercise Price for each Share subject to an Option will be at least one hundred ten percent (110%) of the Fair Market Value of the Shares on the Effective Date of the Award; and (ii) the Option will expire upon the earlier of (A) the time specified by the Committee in the Award Agreement, or (B) the fifth anniversary of the date of grant.

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     (d)    No Option that is intended to be an Incentive Stock Option may be granted under the Plan until the Company's stockholders approve the Plan. If such stockholder approval is not obtained within 12 months after the Board's adoption of the Plan, then no Stock Options may be granted under the Plan that are intended to be Incentive Stock Options. No Option that is intended to be an Incentive Stock Option may be granted under the Plan after the tenth anniversary of the date the Company adopted the Prior Plan or the Company's stockholders approved the Prior Plan, whichever was earlier.

     (e) An Incentive Stock Option must be exercised, if at all, within three months after the Participant's termination of Service for a reason other than death or Disability and within twelve months after the Participant's termination of Service for death or Disability.

     (f) For purposes of this Section, "Ten Percent Owner" means an individual who, at the time a Stock Option is granted under this Plan, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

     6.9 RELOAD OPTIONS. The Committee may provide for reload options in the Award Agreement evidencing an Option. Any reload feature will be subject to the following requirements:

     (a) it must not be added to an already outstanding Option, but must be part of the Option as originally granted;

     (b) the reload must be automatic, not subject to the discretion of the Committee or anyone else;

     (c) it must have an Exercise Price at least equal to the Fair Market Value of a Share at the time of reload;

     (d) it may be granted with respect only to previously-owned Shares used to pay the Exercise Price of the original Option, and only if the Participant has owned the Shares used to pay the Exercise Price for at least six months;

     (e) the Award Agreement that contains the reload feature must not permit multiple reloads (I.E., no reload Options may be granted on Shares acquired through reload Options) and must subject any Option granted on reload to a vesting period of at least six months; and

     (f) it must limit the duration of reload Options, by providing that an Option granted on reload expires at the same time as the initial Option would have.

     6.10 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired through exercise of an Option as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed or traded, and under any blue sky or state securities laws applicable to the Shares.

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     6.11   TERMINATION OF SERVICE. Each Option Award Agreement will set forth the extent to which the Participant has the right to exercise the Option after his or her termination of Service. These terms will be determined by the Committee, in its sole discretion, need not be uniform among all Options, and may reflect, among other things, distinctions based on the reasons for termination of Service. However, notwithstanding any other provision herein to the contrary, no additional Options will vest after a Participant's Service ceases or has terminated for any reason, whether such cessation or termination is lawful or unlawful.

ARTICLE 7.  STOCK APPRECIATION RIGHTS

     7.1 GRANT OF SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time, as determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of the two, as specified in the Award Agreement.

     Within the limits of Article 4, the Committee will have sole discretion to determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs.

     The grant price of a Freestanding SAR will equal the Fair Market Value on the date of grant of the SAR. The grant price of a Tandem SAR will equal the per Share Exercise Price of the Option to which it relates.

     7.2 EXERCISE OF TANDEM SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option, upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     7.3 EXERCISE OF FREESTANDING SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

     7.4 AWARD AGREEMENT. Each SAR grant will be evidenced by an Award Agreement that specifies the grant price, whether settlement of the SAR will be made in cash or Shares, the term of the SAR and such other provisions as the Committee determines.

     7.5 TERM OF SARS. The term of a SAR will be determined by the Committee, in its sole discretion, but may not exceed ten years.

     7.6 PAYMENT OF SAR AMOUNT. Upon exercise of a SAR with respect to a Share, a Participant will be entitled to receive an amount equal to the excess, if any, of the Fair Market Value on the date of exercise of the SAR over the grant price specified in the Award Agreement. At the discretion of the Committee, the payment that may become due upon SAR exercise may be made in cash, in Shares or in some combination of the two.

     7.7 TERMINATION OF SERVICE. Each SAR Award Agreement will set forth the extent to which the Participant has the right to exercise the SAR after his or her termination of Service. These terms will be determined by the Committee, in its sole discretion, need not be uniform among all SARs issued under the Plan, and may reflect, among other things, distinctions based on the reasons for termination of Service.

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ARTICLE 8.  RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     8.1 GRANT OF RESTRICTED STOCK OR RESTRICTED STOCK UNITS. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock or Restricted Stock Units to Participants in such amounts as it determines.

     8.2 DEFERRAL OF COMPENSATION INTO RESTRICTED STOCK UNITS. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, allow (or require, as to bonuses) selected Service Providers to defer the payment of any portion of their salary or bonuses or both pursuant to this section. A Participant's deferral under this section will be credited to the Participant in the form of Shares or Restricted Stock Units. The Committee will establish rules and procedures for the deferrals, as it deems appropriate.

     In consideration for forgoing compensation, the number of Restricted Stock Units granted to the Participant may be increased. If a Participant's compensation is deferred under this Section 8.2, he or she will be credited, as of the date specified in the Award Agreement, with a number of Restricted Stock Units equal to the amount of the deferral (increased as described above) divided by the Fair Market Value on that date.

     8.3 AWARD AGREEMENT. Each grant of Restricted Stock or Restricted Stock Units will be evidenced by an Award Agreement that specifies the Restriction Periods, the number of Shares or Share equivalent units granted, and such other provisions as the Committee determines.

     8.4 OTHER RESTRICTIONS. Subject to Article 10, the Committee may impose such other conditions or restrictions on any Restricted Stock or Restricted Stock Units as it deems advisable, including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, individual, or any combination of them), time-based restrictions on vesting, and restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 8.4 as to any given Award will lapse all at once or in installments.

     The Company will retain the certificates representing Shares of Restricted Stock in its possession until all conditions and restrictions applicable to the Shares have been satisfied.

     8.5 PAYMENT OF AWARDS. Except as otherwise provided in this Article 8, Shares covered by each Restricted Stock grant will become freely transferable by the Participant after the last day of the applicable Restriction Period, and Share equivalent units covered by a Restricted Unit will be paid out in cash or Shares to the Participant following the last day of the applicable Restriction Period, or on the date provided in the Award Agreement.

     8.6 VOTING RIGHTS. During the Restriction Period, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares.

     8.7 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Restriction Period, Participants awarded Shares of Restricted Stock or Restricted Stock Units hereunder will be credited with regular cash dividends or dividend equivalents paid on those Shares or with respect to those Share equivalent units. Dividends may be paid currently, accrued as contingent cash obligations,

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or converted into additional Shares of Restricted Stock or Restricted Stock
Units, upon such terms as the Committee establishes.

     The Committee may apply any restrictions it deems advisable to the crediting and payment of dividends and other distributions. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock is designed to qualify for the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to the Restricted Stock, so that the dividends and the Restricted Stock continue to be eligible for the Performance-Based Exception.

     8.8 TERMINATION OF SERVICE. Each Award Agreement will set forth the extent to which the Participant has the right to retain unvested Restricted Stock or Restricted Stock Units after his or her termination of Service. These terms will be determined by the Committee, in its sole discretion, need not be uniform among all Awards of Restricted Stock, and may reflect, among other things, distinctions based on the reasons for termination of Service.

ARTICLE 9.  PERFORMANCE SHARES

     9.1 GRANT OF PERFORMANCE SHARES. Subject to the terms of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines. The Award of Performance Shares may be based on the Participant's attainment of performance objectives, or the vesting of an Award of Performance Shares may be based on the Participant's attainment of performance objectives, each as described in this Article 9.

     9.2 VALUE OF PERFORMANCE SHARES. Each Performance Share will have an initial value equal to the Fair Market Value on the date of grant. The Committee will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value (or both) of Performance Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance objectives must be met will be called a "Performance Period" and will be set by the Committee in its discretion.

     9.3 EARNING OF PERFORMANCE SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive payout on the number and value of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.

     9.4 AWARD AGREEMENT. Each grant of Performance Shares will be evidenced by an Award Agreement specifying the material terms and conditions of the Award (including the form of payment of earned Performance Shares), and such other provisions as the Committee determines.

     9.5 FORM AND TIMING OF PAYMENT OF PERFORMANCE SHARES. Except as provided in Article 12, payment of earned Performance Shares will be made as soon as practicable after the close of the applicable Performance Period, in a manner determined by the Committee in its sole discretion. The Committee will pay earned Performance Shares in the form of cash, in Shares, or in a combination of cash and Shares, as specified in the Award Agreement. Performance Shares may be paid subject to any restrictions deemed appropriate by the Committee.

     9.6 TERMINATION OF SERVICE DUE TO DEATH OR DISABILITY. Unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, if a Participant's Service is terminated by reason of death or Disability during a Performance Period, the Participant will receive a prorated payout of the Performance Shares, as specified by the Committee, in its sole discretion, in the Award Agreement. Payment of earned Performance Shares will be made at a time specified by the Committee in its sole discretion and set forth in the Participant's Award Agreement.

     9.7 TERMINATION OF SERVICE FOR OTHER REASONS. If a Participant's Service terminates during a Performance Period for any reason other than death or Disability, the Participant will forfeit all Performance Shares to the Company, unless the Participant's Award Agreement provides otherwise.

ARTICLE 10. PERFORMANCE MEASURES

     Unless and until the Committee proposes and the Company's stockholders approve a change in the general performance measures set forth in this Article 10, the performance measure(s) to be used for purposes of Awards designed to qualify for the Performance-Based Exception (which measures may be applied on an individual, organizational or Company-wide basis) will be chosen from among the following alternatives (or in any combination of such alternatives):

     (a)    net earnings;

     (b)    operating earnings or income;

     (c)    earnings growth;

     (d)    net income (absolute or competitive growth rates comparative);

     (e)    net income applicable to Shares;

     (f) gross revenue or revenue by pre-defined business segment (absolute or competitive growth rates comparative);

     (g)    revenue backlog;

     (h)    margins realized on delivered services;

     (i) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

     (j)    earnings per Share;

     (k)    return on stockholders' equity (absolute or peer-group comparative);

     (l)    stock price (absolute or peer-group comparative);

     (m)    absolute and/or relative return on common stockholders' equity;

     (n)    absolute and/or relative return on capital;

     (o)    absolute and/or relative return on assets;

     (p)    economic value added (income in excess of cost of capital);

     (q)    customer satisfaction;

                                     - 14 -
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     (r)    expense reduction; and

     (s)    ratio of operating expenses to operating revenues.

     Performance targets referring to global objectives will include performance metrics for the Company and all Affiliates. Performance targets referring to regional or territory objectives will include performance metrics for the Company or its Affiliates that operate in that region or territory. The Committee will have the discretion to adjust targets set for preestablished performance objectives; however, Awards designed to qualify for the Performance-Based Exception may not be adjusted upward, except to the extent permitted under Code Section 162(m), to reflect accounting changes or other events.

     If Code Section 162(m) or other applicable tax or securities laws change to allow the Committee discretion to change the types of performance measures without obtaining stockholder approval, the Committee will have sole discretion to make such changes without obtaining stockholder approval. In addition, if the Committee determines it is advisable to grant Awards that will not qualify for the Performance-Based Exception, the Committee may grant Awards that do not so qualify.

ARTICLE 11. BENEFICIARY DESIGNATION

     Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant's lifetime. If the Participant's designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant's death will be paid to the Participant's estate or other entity described in the Participant's Award Agreement.

ARTICLE 12. DEFERRALS

     The Committee may permit or require a Participant to defer receipt of cash or Shares that would otherwise be due to him or her by virtue of an Option or SAR exercise, the lapse or waiver of restrictions on Restricted Stock, or the satisfaction of any requirements or objectives with respect to Performance Shares. If any such deferral election is permitted or required, the Committee will, in its sole discretion, establish rules and procedures for such deferrals. Notwithstanding the foregoing, the Committee in its sole discretion may defer payment of cash or the delivery of Shares that would otherwise be due to a Participant under the Plan if payment or delivery would result in the Company's or an Affiliate's being unable to deduct compensation under Code Section 162(m). Deferral of payment or delivery by the Committee may continue until the Company or Affiliate is able to deduct the payment or delivery under the Code.

ARTICLE 13. RIGHTS OF PARTICIPANTS

     13.1 EMPLOYMENT AND SERVICE. Nothing in the Plan will confer upon any Participant any right to continue in the employ of the Company or any Affiliate, or interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment or Service at any time.

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

     13.2 PARTICIPATION. No Employee, Director or Consultant will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

ARTICLE 14. CHANGE IN CONTROL

     In the event of a Change in Control that is a merger or consolidation in which the Company is not the surviving corporation or that results in the acquisition of substantially all the Company's outstanding Shares by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Company's assets (a "Covered Transaction"), the Committee shall have the discretion to provide for the termination of all outstanding Options as of the effective date of the Covered Transaction; provided, that, if the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no Option will be so terminated (without the consent of the Participant) prior to the expiration of twenty (20) days following the later of (i) the date on which the Award became fully exercisable and (ii) the date on which the Participant received written notice of the Covered Transaction.

ARTICLE 15. AMENDMENT, MODIFICATION AND TERMINATION

     15.1 AMENDMENT, MODIFICATION AND TERMINATION. The Committee may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part. The Committee will not, however, increase the number of Shares that may be issued or transferred to Participants under the Plan, as described in the first sentence of Section 4.1 (and subject to adjustment as provided in Sections
4.2 and 4.3).

     Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised). The Committee will not, however, modify any outstanding Option so as to specify a lower Exercise Price, without the approval of the Company's stockholders. Notwithstanding the foregoing, no modification of an Award will, without the prior written consent of the Participant, alter or impair any rights or obligations under any Award already granted under the Plan.

     15.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. In recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Committee determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards. In case of an Award designed to qualify for the Performance-Based Exception, the Committee will take care not to make an adjustment that would disqualify the Award.

     15.3 AWARDS PREVIOUSLY GRANTED. No termination, amendment or modification of the Plan will adversely affect in any material way any Award already granted, without the written consent of the Participant who holds the Award.

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     15.4   COMPLIANCE WITH CODE SECTION 162(m). Awards will comply with the requirements of Code Section 162(m), unless the Committee determines that such compliance is not desired with respect to an Award available for grant under the Plan. In addition, if changes are made to Code Section 162(m) to permit greater flexibility as to any Award available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.

ARTICLE 16. NONTRANSFERABILITY OF AWARDS.

     16.1 NONTRANSFERABILITY OF AWARDS. Except as otherwise provided in a Participant's Award Agreement, no Option, SAR, Performance Share, Restricted Stock, or Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). All rights with respect to Performance Shares, Restricted Stock and Restricted Stock Units will be available during the Participant's lifetime only to the Participant or his or her guardian or legal representative. Except as otherwise provided in a Participant's Award Agreement or in Section 16.2 below, all Options and SARs will be exercisable during the Participant's lifetime only by the Participant or his or her guardian or legal representative. The Participant's beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the Participant's death. The Committee may, in its discretion, require a Participant's guardian, legal representative or beneficiary to supply it with the evidence the Committee deems necessary to establish the authority of the guardian, legal representative or beneficiary to act on behalf of the Participant.

     16.2 PERMITTED TRANSFERS. Notwithstanding Section 16.1, with respect to any Nonstatutory Stock Options, each Participant shall be permitted at all times to transfer any or all of the Options, or, in the event the Options have not yet been issued to the Participant, the Company shall be permitted to issue any or all of the Options, to certain trusts designated by the Participant as long as such transfer or issuance is made as a gift (I.E., a transfer for no consideration, with donative intent), whether during the Participant's lifetime or to take effect upon (or as a consequence of) the Participant's death, to the Participant's spouse or children. Gifts in trust shall be deemed gifts to every beneficiary and contingent beneficiary, and so shall not be permitted under this
Section 16.2 if the beneficiaries or contingent beneficiaries shall include anyone other than such spouse or children. Transfers to a spouse or child for consideration, regardless of the amount, shall not be permitted under this Section. Any Options issued or transferred under this Section 16.2 shall be subject to all terms and conditions contained in the Plan and the applicable Award Agreement. If the Committee makes an Option transferable, such Option shall contain such additional terms and conditions, as the Committee deems appropriate. Options transferred in accordance with this Section 16.2 may be exercised by the transferee.

ARTICLE 17. WITHHOLDING

     17.1 TAX WITHHOLDING. The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan. No Award Agreement will permit reload options to be granted in connection with any Shares used to pay a tax withholding obligation.

     17.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the minimum withholding tax required to be collected on the transaction. The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

ARTICLE 18. INDEMNIFICATION

     Each person who is or has been a member of the Committee or the Board, and any individual or individuals to whom the Committee has delegated authority under Section 3.1 or 3.2 of the Plan, will be indemnified and held harmless by the Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan. Each such person will also be indemnified and held harmless by the Company from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

ARTICLE 19. SUCCESSORS

     All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation, or otherwise.

ARTICLE 20. BREACH OF RESTRICTIVE COVENANTS

     An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches the competition, nonsolicitation or nondisclosure provisions of the Award Agreement, whether during or after termination of Service, the Participant will forfeit:

     (a) any and all Awards granted or transferred to him or her under the Plan, including Awards that have become vested and exercisable; and

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     (b)    the profit the Participant has realized on the exercise of any
Options, which is the difference between the Exercise Price of the Options and the applicable Fair Market Value of the Shares (the Participant may be required to repay such difference to the Company).

ARTICLE 21. LEGAL CONSTRUCTION

     21.1 NUMBER. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

     21.2 SEVERABILITY. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

     21.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Share or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

     21.4 SECURITIES LAW COMPLIANCE. As to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. In addition, the Committee may impose trading restrictions it deems advisable to comply with Section 16 of the Exchange Act and may require a Participant to make written representations the Committee deems necessary or desirable to comply with applicable securities laws. If at any time the Committee determines that exercising an Option or SAR, or issuing Shares pursuant to an Award, would violate applicable securities laws, the Option or SAR will not be exercisable, and the Company will not be required to issue Shares.

     21.5 AWARDS TO FOREIGN NATIONALS AND EMPLOYEES OUTSIDE THE UNITED STATES. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals or are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules. Appendix A to this Plan contains special provisions applicable to foreign nationals and employees outside the United States.

     21.6 UNFUNDED STATUS OF THE PLAN. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant's rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

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     21.7   GOVERNING LAW. To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Illinois.

                                     - 20 -
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                                   APPENDIX A

             SPECIAL PROVISIONS APPLICABLE TO FOREIGN NATIONALS AND
                     EMPLOYEES OUTSIDE OF THE UNITED STATES

The following special provisions apply to Awards to Employees who are foreign nationals or are employed outside of the United States, or both. In addition to these special provisions and in accordance with Section 21.5, to the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of the Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals or are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

     1. With respect to Options issued in Canada, in addition to any restrictions on resale and transfer in the Plan, Shares purchased under the Plan may be subject to certain restrictions on resale imposed by Canadian provincial securities laws. Participants will be encouraged to seek legal advice prior to any resale of such Shares. In general, Participants resident in Canada may not resell their Shares to purchasers within Canada.

     2. With respect to Options issued in the U.K., where (i) a mechanism for collecting tax from a Participant's salary is in place; (ii) the salary of the Participant is insufficient to satisfy such tax; and
            (iii) the Participant has not otherwise remitted to the Company an amount of funds sufficient to satisfy such tax, the Company may satisfy the withholding requirement, in whole or in part, by withholding Shares having a Fair Market Value (determined in accordance with Section 16.2 of the Plan) equal to the minimum withholding tax required to be collected on the transaction.

                                     - 21 -